UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Embraer–Empresa Brasileira de Aeronáutica S.A.	Embraer Overseas Limited
(Exact name of each Registrant as specified in its charter)

Embraer-Brazilian Aviation Company Inc.
(Translation of Registrant’s name into English)

The Federative Republic of Brazil	Cayman Islands
(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(I.R.S. employer identification number)

Avenida Brigadeiro Faria Lima, 2170	National Registered Agents, Inc.
12227-901 São José dos Campos, São Paulo	875 Avenue of the Americas, Suite 501
Federative Republic of Brazil	New York, NY 10001
55-12-3927-4404	1-800-767-1553
(Address and telephone number of Registrants’ principal executive offices)	(Name, address and telephone number of agent for service)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-162103 and 333-162103-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Notes due 2020	New York Stock Exchange

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the 6.375% Notes due 2020 to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 9 through 22 of the Prospectus dated September 24, 2009, included in the Registration Statement on Form F-3, as amended by Post-Effective Amendment No. 1 thereto, of Embraer—Empresa Brasileira de Aeronáutica S.A. (the “Guarantor”) and Embraer Overseas Limited (the “Company”) (Registration Nos. 333-162103 and 333-162103-01), as supplemented by the information under the headings “Risk Factors” and “Description of Notes” on pages S-15 through S-18 and S-51 through S-57, respectively, of the related Prospectus Supplement, dated October 1, 2009, which information is incorporated by reference and made part of this Registration Statement on Form 8-A in its entirety.

This Registration Statement on Form 8-A is incorporated by reference into the Registration Statement on Form F-3, as amended by Post-Effective Amendment No. 1 thereto, of the Guarantor and the Company (Registration Nos. 333-162103 and 333-162103-01).

Item 2.	Exhibits.

99(A). Prospectus dated September 24, 2009 and Prospectus Supplement dated October 1, 2009 (incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(2) on October 2, 2009 (Registration Nos. 333-162103 and 333-162103-01)).

99(B). Form of Global Note.

99(C). Form of Indenture among the Company, the Guarantor and The Bank of New York Mellon (the “Trustee”) (incorporated by reference to Exhibit 4.1 of Registration Statement on Form F-3 of the Guarantor and the Company filed on September 24, 2009 (Registration Nos. 333-162103 and 333-162103-01)).

99(D). Form of First Supplemental Indenture among the Company, the Guarantor and The Bank of New York Mellon, relating to the 6.375% Notes due 2020 and the related guarantees.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 7, 2009

EMBRAER—EMPRESA BRASILEIRA DE AERONÁUTICA S.A. (Registrant)

By:	/s/ Frederico Pinheiro Fleury Curado
Name:	Frederico Pinheiro Fleury Curado
Title:	Chief Executive Officer

By:	/s/ Luiz Carlos Siqueira Aguiar
Name:	Luiz Carlos Siqueira Aguiar
Title:	Chief Financial Officer

EMBRAER OVERSEAS LIMITED (Registrant)

By:	/s/ Luiz Carlos Siqueira Aguiar
Name:	Luiz Carlos Siqueira Aguiar
Title:	Director and Chief Executive Officer

By:	/s/ Cynthia Marcondes Ferreira Benedetto
Name:	Cynthia Marcondes Ferreira Benedetto
Title:	Chief Financial and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99(A).	Prospectus dated September 24, 2009 and Prospectus Supplement dated October 1, 2009 (incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(2) on October 2, 2009 (Registration Nos. 333-162103 and 333-162103-01)).

99(B).	Form of Global Note.

99(C).	Form of Indenture among the Company, the Guarantor and The Bank of New York Mellon (the “Trustee”) (incorporated by reference to Exhibit 4.1 of Registration Statement on Form F-3 of the Guarantor and the Company filed on September 24, 2009 (Registration Nos. 333-162103 and 333-162103-01)).

99(D).	Form of First Supplemental Indenture among the Company, the Guarantor and The Bank of New York Mellon, relating to the 6.375% Notes due 2020 and the related guarantees.